Exhibit 10.64

EXECUTION VERSION

NINTH AMENDMENT TO THE

RECEIVABLES FINANCING AGREEMENT

This NINTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of January 15, 2021, is entered into by and among the following parties:

(i)	AROP FUNDING, LLC, as Borrower;
(ii)	ALLIANCE COAL, LLC, as initial Servicer; and
(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as LC Bank, LC Participant, Lender and Administrative Agent.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.The parties hereto have entered into a Receivables Financing Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified through to the date hereof, the “Receivables Financing Agreement”).

B.Concurrently herewith, the parties hereto are entering into an Amended and Restated Fee Letter (the “Fee Letter”) dated as of the date hereof.

C.The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.Amendments to the Receivables Financing Agreement.  The Receivables Financing Agreement is hereby amended as shown on the marked pages set forth on Exhibit A attached hereto.

SECTION 2.Representations and Warranties of the Borrower and Servicer.  The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)Representations and Warranties.  The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)Enforceability.  The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing

Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect relating to creditors’ rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)No Event of Default.  No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

SECTION 3.Effect of Amendment; Ratification.  All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein.  The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof upon the Administrative Agent’s receipt of (a) counterparts of this Amendment and the Fee Letter executed by each of the parties hereto and thereto and (b) the renewal fee owing under the Fee Letter.

SECTION 5.Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.Transaction Document.  This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 7.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this

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Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.GOVERNING LAW AND JURISDICTION.

THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 9.Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

AROP FUNDING, LLC

By:	/s/ CARY P. MARSHALL
Name:	Cary P. Marshall
Title:	Vice President – Corporate Finance and Treasurer

ALLIANCE COAL, LLC,
as the Servicer

By:	/s/ CARY P. MARSHALL
Name:	Cary P. Marshall
Title:	Vice President – Corporate Finance and Treasurer

S-1	Ninth Amendment to Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ MICHAEL BROWN
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank and as an LC Participant

By:	/s/ MICHAEL BROWN
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ MICHAEL BROWN
Name:	Michael Brown
Title:	Senior Vice President

S-2	Ninth Amendment to Receivables Financing Agreement

EXHIBIT A

(Attached)

EXECUTION ~~COPY~~VERSION

EXHIBIT A to ~~Eighth~~Ninth Amendment dated ~~October 22, 2019~~January 15, 2021

RECEIVABLES FINANCING AGREEMENT

Dated as of December 5, 2014

by and among

AROP FUNDING, LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders and LC Participants,

PNC BANK, NATIONAL ASSOCIATION,

as LC Bank,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

ALLIANCE COAL, LLC,

as initial Servicer

Table of Contents

Page
ARTICLE I DEFINITIONS	1
SECTION 1.01. Certain Defined Terms	1
SECTION 1.02. Other Interpretative Matters	28
ARTICLE II TERMS OF THE LOANS	29
SECTION 2.01. Loan Facility	29
SECTION 2.02. Making Loans; Repayment of Loans	29
SECTION 2.03. Interest and Fees	31
SECTION 2.04. Records of Loans and Participation Advances	32
ARTICLE III LETTER OF CREDIT FACILITY	32
SECTION 3.01. Letters of Credit	32
SECTION 3.02. Issuance of Letters of Credit; Participations	33
SECTION 3.03. Requirements For Issuance of Letters of Credit	34
SECTION 3.04. Disbursements, Reimbursement	34
SECTION 3.05. Repayment of Participation Advances	34
SECTION 3.06. Documentation	35
SECTION 3.07. Determination to Honor Drawing Request	35
SECTION 3.08. Nature of Participation and Reimbursement Obligations	35
SECTION 3.09. Indemnity	37
SECTION 3.10. Liability for Acts and Omissions	37
ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	39
SECTION 4.01. Settlement Procedures	39
SECTION 4.02. Payments and Computations, Etc	41
ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST	42
SECTION 5.01. Increased Costs	42
SECTION 5.02. Funding Losses	44
SECTION 5.03. Taxes	44
SECTION 5.04. Inability to Determine Euro-Rate; Change in Legality	48
SECTION 5.05. Security Interest	49
SECTION 5.06 Successor Adjusted LIBOR or LMIR Index	55
ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS	50

Table of Contents

EXHIBITS

EXHIBIT A	–	Form of [Loan Request] [LC Request]
EXHIBIT B	–	Form of Assignment and Acceptance Agreement
EXHIBIT C	–	Form of Assumption Agreement
EXHIBIT D	–	Form of Letter of Credit Application
EXHIBIT E	–	Credit and Collection Policy
EXHIBIT F	–	Form of Information Package
EXHIBIT G	–	Form of Compliance Certificate
EXHIBIT H	–	Closing Memorandum
EXHIBIT I-1	–	Form of Weekly Report
EXHIBIT I-2	–	Form of Daily Report

SCHEDULES

SCHEDULE I	–	Commitments
SCHEDULE II	–	Lock-Boxes, Lock-Box Accounts and Lock-Box Banks
SCHEDULE III	–	Notice Addresses
SCHEDULE IV	–	Excluded Receivables
SCHEDULE V		Mining Locations

This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 5, 2014 by and among the following parties:

(i)AROP FUNDING, LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);

(ii)the Persons from time to time party hereto as Lenders and LC Participants;

(iii)PNC BANK, NATIONAL ASSOCIATION, as LC Bank (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”);

(iv)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent; and

(v)ALLIANCE COAL, LLC, a Delaware limited liability company (“Alliance”), as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

PRELIMINARY STATEMENTS

The Borrower has acquired, and will acquire from time to time, Receivables from the Transferor pursuant to the Sale and Contribution Agreement.  The Transferor has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Purchase and Sale Agreement.  The Borrower has requested (a) that the Lenders make Loans from time to time to the Borrower and (b) the LC Bank to issue Letters of Credit for the account of the Borrower from time to time, in each case, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted LC Participation Amount” means, at any time of determination, the greater of (i) the LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time and (ii) zero ($0).

“Adjusted LIBOR”  means with respect to any Interest Period, the greater of (a) ~~0.00~~0.50% and (b) the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its provided, that, for purposes of determining the “Excess Concentration” pursuant to clause (a) above, with respect to any Eligible Receivable supported by an Eligible Supporting Letter of Credit, the “Obligor” thereof shall be deemed to be the related Eligible Supporting Letter of Credit Provider, provided, further that, for purposes of determining the “Excess Concentration” pursuant to clause (b) above, with respect to any Eligible Receivable supported by an Eligible Supporting Letter of Credit, the “Obligor” thereof shall be deemed to be the related Eligible Supporting Letter of Credit Provider (and, with respect to any Eligible Receivable supported by an Eligible Supporting Letter of Credit, such Obligor shall be deemed to be organized under the laws of the country in which the office from which it is obligated to make payment with respect to such Eligible Supporting Letter of Credit is located) and provided, further that if any Pool Receivable is partially supported by an Eligible Supporting Letter of Credit, then the “Obligor” thereof shall be deemed to be (i) with respect to the Unsupported Outstanding Balance of such Pool Receivable, the Obligor of such Pool Receivable and (ii) with respect to the Supported Outstanding Balance of such Pool Receivable, the related Eligible Supporting Letter of Credit Provider.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Receivable” means any Receivable (without giving effect to the exclusion of “Excluded Receivables” from the definition of “Receivable”) which arose from the sale of minerals that were extracted from one or more of the mineheads set forth on Schedule IV hereto or the sale or leasing of equipment (provided, that coal shall not constitute equipment for purposes of this definition).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exiting Lender” has the meaning set forth in Section 2.02(g).

“Facility Limit” means $~~100,000,000~~60,000,000 as reduced or increased from time to time pursuant to Section 2.02(e) or 2.02(h), as applicable.  References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the sum of the Aggregate Capital plus the LC Participation Amount.

(a) the applicable Euro-Rate with respect to such Lender for such Interest Period (or portion thereof) (provided that for such purpose, if such Euro-Rate is being determined by reference to LMIR for such Lender, the Euro-Rate for such day shall be LMIR in effect on such day); or

(b) if the Base Rate is applicable to such Lender pursuant to Section 5.04, the Base Rate in effect on such day;

provided, however, that the “Interest Rate” for any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the Base Rate in effect on such day and (ii) the Adjusted LIBOR with respect to such Lender for such Interest Period; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; and provided, further, however,  that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Interim Report” means each Daily Report and Weekly Report.

“In-Transit Receivable” means, at any time of determination, any Receivable arising in connection with the sale of any goods or merchandise that as of such time, have been shipped but not delivered to the related Obligor.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“LC Bank” has the meaning set forth in the preamble to this Agreement.

“LC Collateral Account” means the account at any time designated as the LC Collateral Account established and maintained by the Administrative Agent (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrative Agent.

“LC Fee Expectation” has the meaning set forth in Section 3.05(c).

“LC Limit” means $~~100,000,000~~60,000,000.  References to the unused portion of the LC Limit shall mean, at any time of determination, an amount equal to (x) the LC Limit at such time, minus (y) the LC Participation Amount.

“LC Participant” means each Lender.

“LC Participation Amount” means at any time of determination, the sum of the amounts then available to be drawn under all outstanding Letters of Credit.

“LC Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent, the LC Bank and the Lenders pursuant to Section 3.02(a).

“LCR Security” means any commercial paper or security (other than equity securities issued to Parent or any Originator that is a consolidated subsidiary of Parent under generally accepted accounting principles) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Lenders” means PNC and each other Person that becomes a party to this Agreement in the capacity of a “Lender”.

“Letter of Credit” means any stand-by letter of credit issued by the LC Bank at the request of the Borrower pursuant to this Agreement.

“Letter of Credit Application” has the meaning set forth in Section 3.02(a).

“LMIR” means for any day during any Interest Period, the greater of (a) ~~0.00~~0.50% and (b) the interest rate per annum determined by the Administrative Agent (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for U.S. dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day.  The calculation of LMIR may also be expressed by the following formula:

One-month Eurodollar rate for U.S. Dollars
shown on Bloomberg US0001M Screen
or appropriate successor
LMIR =

1.00 - Euro-Rate Reserve Percentage

LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date.

“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and each Lender pursuant to Section 2.02(a).

“Lock-Box” means each locked postal box with respect to which a Lock-Box Bank who has executed a Lock-Box Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sale Agreements” means the Purchase and Sale Agreement and the Sale and Contribution Agreement.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, among the Servicer, the Transferor and the Borrower, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person”  means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Termination Date” means January ~~15, 2021,~~14, 2022, as such date may be extended from time to time pursuant to Section 2.02(g).

“SEC” shall mean the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Credit Party and each Borrower Indemnified Party.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amount” has the meaning set forth in Section 13.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Servicing Fee” shall mean the fee referred to in Section 9.06(a) of this Agreement.

“Servicing Fee Rate” shall mean the rate referred to in Section 9.06(a) of this Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Fees, (i) prior to the Termination Date, the Monthly Settlement Date and (ii) on and after the Termination Date, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Lenders) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Lenders) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

such Loans are requested (it being understood, that no Lender shall be responsible for the failure of any other Lender to make funds available to the Borrower in connection with any Loan hereunder).

(d)The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date.  Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 4.01 and otherwise in accordance therewith.  Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders (together with any associated Breakage Fees and any accrued Interest and Fees in respect of such prepaid Capital) on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Lender; provided, however, that each such prepayment shall be in a minimum aggregate amount of $100,000 and shall be an integral multiple of $100,000 (or, if less, the outstanding Capital, plus accrued but unpaid Interest and Fees together with any associated Breakage Fees).

(e)The Borrower may, at any time upon at least fifteen (15) days’ prior written notice to the Administrative Agent and each Lender, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part.  Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 and shall be an integral multiple of $~~1,000,000, and no such partial reduction shall reduce the Facility Limit to an amount less than $50,000,000~~1,000,000.  In connection with any partial reduction in the Facility Limit, the Commitment of each Lender and LC Participant, as well as the LC Limit, shall be ratably reduced.

(f)In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of each Lender in excess of its Commitment and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees.  Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.

(g)Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, the Borrower may from time to time advise the Administrative Agent, the LC Bank and each Lender in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date.  The Administrative Agent, the LC Bank and each Lender shall notify the Borrower and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent, the LC Bank and file UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

SECTION 5.06    ~~Sucessor Adjusted LIBOR or LMIR Index~~Benchmark Replacement Setting

(a)~~If the Administrative Agent determines in its reasonable discretion that either (i) (A) the circumstances set forth in Section 5.04 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 5.04 have not arisen but the applicable supervisor or administrator (if any) of the Euro Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Euro Rate shall no longer be used for determining interest rates for loans (such date, a “LIBOR Termination Date”), or (ii) a rate other than the Euro Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent shall notify the Borrower, and the Administrative Agent and the Borrower shall endeavor to promptly choose a replacement index for the Euro Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to in clauses (b) and (c) below such that, to the extent practicable, the all in Interest Rate based on the replacement index will be substantially equivalent to the all in Interest Rate based on the Euro Rate in effect prior to its replacement (or, if applicable, as in effect immediately prior to the conditions that gave rise to the need for its replacement).~~Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. New York City time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(b) ~~The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the commercially reasonable discretion of the Administrative Agent, for the implementation and administration of the replacement index based rate. Notwithstanding~~Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary ~~in this Agreement or the other Transaction Documents (including, without limitation, Section 14.01), such amendment shall~~herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement ~~at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment.~~  or any other Transaction Document.

(c)~~Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then current market practices for determining and implementing a rate of interest for newly-originated loans in the United States and loans converted from a rate based on the Euro Rate to a replacement index based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from the Euro Rate to the replacement index and (B) yield or risk based differences between the Euro Rate and the replacement index.~~Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event , a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 5.06.

(d)~~Until an amendment reflecting a new replacement index in accordance with this Section 5.06 is effective, any Portion of Capital for which Interest is determined by reference to the Euro-Rate will continue to accrue Interest with reference to the Euro-Rate; provided however, that if the Administrative Agent determines in its commercially reasonable discretion that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Portions of Capital for which Interest would otherwise be determined with reference to the Euro-Rate shall automatically begin accruing Interest with reference to the Base Rate until such time a s an amendment reflecting a replacement index and related matters as described above is implemented.~~Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of“Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)~~Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement~~.Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan bearing interest based on USD LIBOR, conversion to or continuation of Loans bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f)~~This Section 5.06 of the Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of the Euro-Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor~~.Secondary Term SOFR Conversion. Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and (ii) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(g) Certain Defined Terms. As used in this Section titled “Benchmark Replacement Setting”;

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant t o paragraph (d) of this Section 5.06, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for LMIR is one month.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Section 5.06.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving o r then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities a t such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,”

timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrower pursuant to this Section 5.06, which date shall be at least 30 days from the date of the Term SOFR Notice; or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 5.06.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 5.06 that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

SECTION 6.01.  Conditions Precedent to Effectiveness and the Initial Credit Extension.  This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit H hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02.  Conditions Precedent to All Credit Extensions.  Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)in the case of a Loan, the Borrower shall have delivered to the Administrative Agent and each Lender a Loan Request for such Loan, and in the case of a Letter of Credit, the Borrower shall have delivered to the Administrative Agent, each Lender and the LC Bank, a Letter of Credit Application and an LC Request, in each case, in accordance with Section 2.02(a) or Section 3.02(a), as applicable;

(b)the Servicer shall have delivered to the Administrative Agent and each Lender all Information Packages required to be delivered hereunder;

ARTICLE VIII

COVENANTS

SECTION 8.01.  Covenants of the Borrower.  At all times from the Closing Date until the Final Payout Date:

(a)Payment of Principal and Interest.  The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.

(b)Existence.  The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.

(c)Financial Reporting.  The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent, the LC Bank and each Lender:

(i)Annual Financial Statements of the Borrower.  Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Borrower, annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.

(ii)Quarterly Financial Statements of the Borrower.  Promptly upon completion and in no event later than 60 days following the end of each of the first three fiscal quarters in each of the Borrower’s fiscal years, quarterly unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.

(iii)Information Packages and Interim Reports.  (A) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month; (B) at any time ~~during the continuance of a Minimum Fixed Charge Ratio Period or an Event of Default, upon two~~upon five (~~2~~5) Business Days’ prior written notice from the Administrative Agent, a Weekly Report on the second Business Day of each calendar week as of the most recently completed calendar week and (C) at any time ~~during the continuance of a Minimum Fixed Charge Ratio Period or an Event of Default, upon two~~upon five (~~2~~5) Business Days’ prior written notice from the Administrative Agent or during the continuance of an Event of Default, a Daily Report on each Business Day as of date that is one (1) Business Day prior to such date.

(w)Borrower’s Net Worth.  The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.

(x)Borrower’s Tax Status.  The Borrower will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Code) and not be subject to withholding under Section 1446 of the Code. No action will be taken that would cause the Borrower to be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(y)Liquid Coverage Ratio. The Borrower shall not issue any LCR Security.

(z)Beneficial Ownership Rule.   Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Rule, the Borrower shall execute and deliver to the Administrative Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent.

SECTION 8.02   Covenants of the Servicer.  At all times from the Closing Date until the Final Payout Date:

(a)Financial Reporting.  The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent, the LC Bank and each Lender:

(i)Compliance Certificates.  (a) A compliance certificate promptly upon completion of the annual report of the Parent and in no event later than 120 days after the close of the Servicer’s fiscal year, in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof ~~and~~, (b) within 60 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (c) within 45 days after the close of each fiscal quarter of the Parent, a certificate signed by a Financial Officer of the Servicer certifying that the location of any Originator’s Mined Properties or mineheads is accurately set forth on Schedule V to this Agreement, as amended prior to the date thereof.

(ii)Information Packages and Interim Reports.  (A) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month; (B) at any time ~~during the continuance of a Minimum Fixed Charge Ratio Period or an Event of Default, upon two~~ upon five (~~2~~5) Business Days’ prior written notice from the Administrative Agent, a Weekly Report on the second Business Day of each calendar week as of the most recently completed calendar week and (C) at any time ~~during the~~

~~continuance of a Minimum Fixed Charge Ratio Period or an Event of Default, upon two~~upon five (~~2~~5) Business Days’ prior written notice from the Administrative Agent or during the continuance of an Event of Default, a Daily Report on each Business Day as of date that is one (1) Business Day prior to such date.

(iii)Other Information.  Such other information (including non-financial information) as the Administrative Agent, the LC Bank or any Lender may from time to time reasonably request, including any information available to the Borrower, the Servicer, the Transferor or any Originator; provided, however, that at any time that no Minimum Fixed Charge Coverage Ratio Period or Event of Default has occurred and is continuing, the Administrative Agent will not request an Interim Report be furnished with respect to the Pool Receivables.

(b)Notices.  The Servicer will notify the Administrative Agent, the LC Bank and each Lender in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer or other Responsible Officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)Notice of Events of Default or Unmatured Events of Default.  A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.

(ii)Representations and Warranties.  The failure of any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv)Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)Name Changes.  At least thirty (30) days before any change in any Originator’s, the Transferor’s or the Borrower’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vi)Change in Accountants or Accounting Policy.  Any change in (i) the external accountants of the Borrower, the Servicer, any Originator, the Transferor or the Parent, (ii) any accounting policy of the Borrower or (iii) any material accounting termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(m)Anti-Money Laundering/International Trade Law Compliance.  The Servicer will not become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The Servicer shall comply with all Anti-Terrorism Laws.  The Servicer shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.

(n)Mining Operations and Mineheads.  The Servicer shall (and shall cause each applicable Originator to) promptly, and in any event not later than the later of (x) February 15, 2021 and (y) 5 days after any addition to the location of any Originator’s Mined Properties or mineheads set forth on Schedule V to this Agreement, (i) notify the Administrative Agent of such addition, (ii) cause the filing or recording of such financing statements and amendments and/or releases to financing statements, mortgages or other instruments, if any, necessary to preserve and maintain the perfection and priority of the ownership and security interests of the Borrower and the Administrative Agent in the Collateral pursuant to the Purchase and Sale Agreement and this Agreement, in each case in form and substance satisfactory to the Administrative Agent, (iii) deliver to the Administrative Agent an updated Schedule V to this Agreement reflecting such change, deletion or addition and (iv) if requested by the Administrative Agent, cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection matters as the Administrative Agent may request at such time.

SECTION 8.02.      Separate Existence of the Borrower.  Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Transferor, the Servicer, the Performance Guarantor and their Affiliates.  Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Lender to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Transferor, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Transferor, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:

possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 11.09.  Successor Administrative Agent.

(a)The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Credit Party, resign as Administrative Agent.  Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Lenders as a successor Administrative Agent and has accepted such appointment.  If no successor Administrative Agent shall have been so appointed by the Majority Lenders, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Majority Lenders within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents.  After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

SECTION 11.10.  LIBOR Notification.  Section 5.06 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Adjusted LIBOR” or “LMIR” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

ARTICLE XII

[RESERVED]

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01.    Indemnities by the Borrower.

(a)Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AROP FUNDING, LLC

By:
Name:	R. Eberley Davis
Title:	Senior Vice President, General Counsel and Secretary

ALLIANCE COAL, LLC,
as the Servicer

By:
Name:	R. Eberley Davis
Title:	Senior Vice President, General Counsel and Secretary

S- 1	Receivables Financing Agreement

EXHIBIT A

Form of [Loan Request] [LC Request]

[Letterhead of Borrower]

[Date]

[Administrative Agent]

Re:[Loan Request] [LC Request]

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of December 5, 2014 among AROP Funding, LLC (the “Borrower”), Alliance Coal, LLC, as Servicer (the “Servicer”), the Lenders party thereto, the LC Participants party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and as the LC Bank (as amended, supplemented or otherwise modified from time to time, the “Agreement”).  Capitalized terms used in this [Loan Request] [LC Request] and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

[This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement.  The Borrower hereby request a Loan in the amount of [$_______] to be made on [_____, 20__] (of which $[___] will be funded by PNC and $[___] will be funded by the [___].  The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank].  After giving effect to such Loan, the Aggregate Capital will be [$_______].]

[This letter constitutes an LC Request pursuant to Section 3.02(a) of the Agreement.  The Borrower hereby request that the LC Bank issue a Letter of Credit with a face amount of [$_______] on [_____, 20__].  After giving effect to such issuance, the LC Participation Amount will be [$_______].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i)the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

Exhibit A- 1

EXHIBIT B

Form of Assignment and Acceptance Agreement

Dated as of ___________, 20__

Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Interest (if any) allocable to Capital assigned:	$[_____]
Interest (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.

Effective Date of this Assignment and Acceptance Agreement: [__________]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under that certain Receivables Financing Agreement, dated as of December 5, 2014 among AROP Funding, LLC, Alliance Coal, LLC, as Servicer, the Lenders party thereto, the LC Participants party thereto and PNC Bank, National Association, as Administrative Agent and as the LC Bank (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

(Signature Pages Follow)

Exhibit B- 1

EXHIBIT C

Form of Assumption Agreement

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [______ __, ____], is between AROP FUNDING, LLC (the “Borrower”) and [________], as lender (the “Lender”).

BACKGROUND

The Borrower and various others are parties to a certain Receivables Financing Agreement, dated as of December 5, 2014 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”).  Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Financing Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.This letter constitutes an Assumption Agreement pursuant to Section 14.03(h) of the Receivables Financing Agreement.  The Borrower desires the Lender to [become a party to] [increase its existing Commitment under] the Receivables Financing Agreement, and upon the terms and subject to the conditions set forth in the Receivables Financing Agreement, the [[________] Lenders] agree[s] to [become Lenders thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [______] Lender hereto].

The Borrower hereby represents and warrants to the [________] Lenders and the [_________] Administrative Agent as of the date hereof, as follows:

(i)the representations and warranties of the Borrower contained in Section 7.01 of the Receivables Financing Agreement are true and correct in all material respects on and as of such date as though made on and as of such date;

(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the assumption contemplated hereby; and

(iii)the Termination Date shall not have occurred.

SECTION 2.Upon execution and delivery of this Agreement by the Borrower and [______] (including the written consent of the Administrative Agent and the LC Bank) and receipt by the Administrative Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Lender shall become a party to, and have the rights and obligations of a Lender under, the Receivables Financing Agreement and a “Commitment” as shall be as set forth under the signature of each such Lender hereto].

SECTION 3.THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE

Exhibit C- 1

EXHIBIT D

Form of Letter of Credit Application

(Attached)

Exhibit D- 1

EXHIBIT E

Credit and Collection Policy

(Attached)

Exhibit E- 1

EXHIBIT F

Form of Information Package

(Attached)

Exhibit F

EXHIBIT G

Form of Compliance Certificate

To: PNC Bank, National Association, as Administrative Agent

This Compliance Certificate is furnished pursuant to Section 8.02(a)(i) of that certain Receivables Financing Agreement, dated as of December 5, 2014 among AROP Funding, LLC (the “Borrower”), Alliance Coal, LLC, as Servicer (the “Servicer”), the Lenders party thereto, the LC Participants party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and as the LC Bank (as amended, supplemented or otherwise modified from time to time, the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.I am the duly elected ________________of the Servicer.

2.I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.

3.The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4.Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.

[5.Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit G-1

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.Schedule of Compliance as of ___________________, 20__ with Section 8.02(a) of the Agreement.  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: __________________.

B.The following financial statements of the Parent and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

Exhibit G-3

EXHIBIT H

Closing Memorandum

(Attached)

Exhibit H

EXHIBIT I-1

Weekly Report

Exhibit I-1

EXHIBIT I-2

Daily Report

Schedule I-2

SCHEDULE I

Commitments

Party	Capacity	Commitment
PNC	Lender	$~~100,000,000~~60,000,000
PNC	LC Participant	$~~100,000,000~~60,000,000
PNC	LC Bank	$~~100,000,000~~60,000,000

Schedule I-2

SCHEDULE II

Lock-Boxes, Lock-Box Accounts and Lock-Box Banks

Lock-Box Bank	Lock-Box	Lock-Box Account
Fifth Third Bank	633905	07021290650

Schedule II- 1

SCHEDULE III

Notice Addresses

(A)in the case of the Borrower, at the following address:

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: 918-295-7361

Attn: Cary P. Marshall

with a copy to:

1146 Monarch St.

Lexington, Kentucky 40513

Facsimile: 859-223-3057

Attn: R. Eberley Davis

(B)in the case of the Servicer, at the following address:

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: 918-295-7361

Attn:  Cary P. Marshall

with a copy to:

1146 Monarch St.

Lexington, Kentucky 40513

Facsimile: 859-223-3057

Attn:  R. Eberley Davis

(C)in the case of the Administrative Agent, at the following address:

PNC Bank, National Association

~~Three~~The Tower at PNC Plaza

~~225~~300 Fifth Avenue, 11th Floor

Pittsburgh, PA 15222

Attention: Brian Stanley

Telephone: ~~(~~412~~)~~-768-~~3090~~2001

Facsimile: ~~(~~412~~)-7629184~~-803-7142

~~Attention: Robyn Reeher~~

Email: brian.stanley@pnc.com

ABFAdmin@pnc.com

(D)in the case of the LC Bank, at the following address:

Schedule III- 1

PNC Bank, National Association

~~Three~~The Tower at PNC Plaza

~~225~~300 Fifth Avenue, 11th Floor

Pittsburgh, PA 15222

Attention: Brian Stanley

Telephone: ~~(~~412~~)~~-768-~~3090~~2001

Facsimile: ~~(~~412~~)-7629184~~-803-7142

~~Attention: Robyn Reeher~~

Email: brian.stanley@pnc.com

ABFAdmin@pnc.com

(E)in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Schedule III- 2

SCHEDULE IV

Excluded Receivables

LOCATION OF MINING OPERATIONS

MINEHEAD	STATE	COUNTY
MC Mining	KY	Pike

Schedule IV- 1

SCHEDULE V

Mining Location

[UCC-1 property descriptions to be appended on or prior to February 15, 2021]

Schedule V- 1